[LOGO]
               4636 Somerton Road, Trevose, Pennsylvania 19053

                                --------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                --------------

Dear Shareholder,

    The 1994 Annual Meeting of Shareholders of Betz Laboratories, Inc. (the "Company") will be held at the Holiday Inn Bucks County, 4700 Street Road, Trevose, Pennsylvania, on Thursday, April 14, 1994 at 11:00 a.m. Daylight Savings Time, for the following purposes:

    1. To elect four (4) Directors of the Company as members of a class for a term of three (3) years expiring in 1997 or until their respective successors are elected and qualified;

    2. To elect Ernst & Young as the Company's independent auditors for 1994;

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Shareholders of record at the close of business on February 11, 1994 shall be entitled to vote at the meeting and at any adjournment thereof. It is important that your shares be represented and voted and you are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR CONFIDENTIAL INSTRUCTION CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

    A copy of the Company's Annual Report for 1993 is enclosed. The Annual Report is not to be regarded as proxy solicitation material.

                                  Very truly yours,
                                  William C. Brafford
                                  Secretary

March 11, 1994
Trevose, Pennsylvania

                           BETZ LABORATORIES, INC.
               4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053
                               PROXY STATEMENT

    This Proxy Statement is furnished by Betz Laboratories, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors ("Board") from the holders of the Company's Preferred Shares and Common Shares to be used at the 1994 Annual Meeting of Shareholders (the "Meeting") to be held on April 14, 1994 and any adjournments thereof. It is intended that this Proxy Statement and the enclosed proxy will be first sent to Shareholders on or about March 11, 1994.

    The Proxy appoints proxies as indicated thereon. A Proxy may be revoked by a Shareholder anytime prior to its use by giving notice of revocation to the Secretary of the Company prior to the Meeting or by voting in person at the Meeting. If a Proxy is properly signed and is not revoked by a Shareholder, it will be voted at the Meeting in accordance with the instructions, if any, of the Shareholder. In the absence of instructions for one or more of the matters indicated on the Proxy, the Proxy will be voted FOR the election of the four
(4) Directors nominated by the Board and FOR the election of Ernst & Young as the Company's independent auditors for the year ending December 31, 1994. As to any other matters that may properly come before the Meeting the persons named in the Proxy are expected to consult with the whole Board (including the nominees) and thereafter use their discretion in voting upon such matters.

    Solicitations may be made by mail, personal interview, telephone and telegraph by officers and regular employees of the Company, not exceeding twenty-five in number, who will receive no additional compensation therefor. The Company may request banks, brokers and other nominees to forward proxy materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses incurred in doing so.

    Only holders of record of the Company's Preferred Shares and Common Shares at the close of business on February 11, 1994 will be entitled to receive notice of, and vote at, the Meeting. Each such Shareholder is entitled to one vote for each share held of record on all business that comes before the Meeting. Cumulative voting in the election of Directors is not permitted. On February 11, 1994, there were 28,148,637 Common Shares and 495,842 Preferred Shares of the Company issued and outstanding.

    The Company's Annual Report for 1993, on which no action will be asked by the Board, is enclosed with this Proxy Statement. It is not to be regarded as proxy solicitation material.

                            *    *    *    *    *

    THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO EITHER R. DALE VONCANON, VICE PRESIDENT -- FINANCE AND
TREASURER OR WILLIAM C. BRAFFORD, SECRETARY, BETZ LABORATORIES, INC., 4636 SOMERTON ROAD, TREVOSE, PENNSYLVANIA 19053.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

    Under the Company's Bylaws, the Board consists of not less than five (5) or more than thirteen (13) Directors divided into three (3) classes approximately equal in number. Normally, at each Annual Meeting, the Directors of one class stand for election to three (3) year terms, with the result that each class stands for election once every three (3) years. This year's Meeting will relate to the election of four (4) Directors to a class for three (3) year terms expiring in 1997.

    The class of Directors whose term of office will expire at the 1994 Annual Meeting consists of Messrs. John F. McCaughan and Theodore B. Palmer, 3rd, each of whom was previously elected by the Shareholders for a three (3) year term. Mr. John R. Quarles was elected as a Director at the 1992 Annual Meeting of Shareholders. Mr. Robert L. Yohe was appointed as a Director by the Board at its regular meeting in August, 1991 to fill an existing vacancy and was elected as a Director at the 1992 Annual Meeting of Shareholders. Unless otherwise instructed, the persons named in the enclosed Proxy will vote shares subject to a valid Proxy in favor of the election of Messrs. McCaughan, Palmer, Quarles and Yohe for three (3) year terms expiring at the Annual Meeting of Shareholders in 1997. If any nominee should become unable to stand for election, the persons named in the Proxy, after consultation with the full Board, will exercise their discretion in voting for such person or persons as the Board may recommend. The Board knows of no reason why any of the persons nominated by it will be unavailable or unable to serve.

                         DIRECTORS AND EXECUTIVE OFFICERS

    In 1993, the Board held six (6) regular meetings. The Board has established, among others, the Audit, Corporate Governance, Executive Compensation and Employee Benefits, Retirement Plan and Administrative Committees as standing committees of the Board. The Audit Committee, which presently is comprised of Messrs. Butler, Boyer, Miller, Quarles and Shober, has authority to review the qualifications and independence of the Company's auditors and to recommend a firm to the Board for election by the Shareholders of the Company. The Audit Committee also reviews and approves in advance the scope of the Company's annual audit, the annual compensation of the Company's independent auditors, the scope and range of fees for non-audit services performed by the Company's independent auditors and, with the assistance of the Company's independent auditors, reviews the Company's internal accounting policies and procedures. The Audit Committee met two (2) times during 1993.

    The Corporate Governance Committee, consisting of the Chairman of the Board and four additional Directors, evaluates and recommends to the full Board the slate of Directors to be submitted to the Shareholders at the Annual Meeting of Shareholders as well as candidates to be appointed by the Board to fill vacancies that may occur from time to time. The Corporate Governance Committee also evaluates director compensation methods in order to attract and retain qualified Directors. In considering candidates for nomination as a Director, the Corporate Governance Committee will consider individuals suggested by Shareholders of the Company. Shareholders wishing to suggest an individual for consideration as a Director should submit the candidate's name and complete biographical resume to the Committee's Chairman, John A. Miller, Betz Laboratories, Inc., 4636 Somerton Road, Trevose, PA 19053. All Shareholder suggestions must be received by not later than November 11 immediately preceding the Annual Meeting at which such nominee would be eligible for election to be considered for recommenda-tion by the Corporate Governance Committee. The Corporate Governance Committee, which presently consists of Messrs. Miller, Boyer, McCaughan, Palmer and Shober, met two (2) times during 1993.

    The Executive Compensation and Employee Benefits Committee establishes ranges of base compensation for all Company employees other than officers and, following consultation with the Chairman of the Board, fixes base compensation rates for officers. The Executive Compensation and Employee Benefits Committee also makes determinations as to the grants of stock options and incentive stock. The Executive Compensation and Employee Benefits Committee, which presently consists of Messrs. Palmer, Brennan, Butler, Stengel and Yohe, met two (2) times during 1993.

    The Retirement Plan Committee administers the Company's Employee Retirement Plan and the Company's Employee Stock Ownership and 401(k) Plan. The Committee has full and final authority, subject to the provisions of the Plan and the full Board, to establish guidelines for administration and operation of the Plan. The Retirement Plan Committee, which presently consists of Mr. Boyer, Ms. Burger, Mr. Cook, Mr. McCaughan and Mr. Stengel, met two (2) times in 1993.

    The Administrative Committee acts in lieu of the Board on limited matters specifically delegated to it in advance by the full Board. The Administrative Committee, which consists of Messrs. Cook and McCaughan, met six (6) times in 1993.

    The following table sets forth certain biographical information as to each Director-nominee, continuing Director and those officers who performed policy-making functions for the Company during 1993.

                            NOMINEES FOR ELECTION
                            ---------------------
                                                              POSITION OR OFFICE WITH
                                                               THE COMPANY, BUSINESS
        NAME, AGE AND PERIODS                                 EXPERIENCE DURING PAST
         SERVED AS A DIRECTOR                                FIVE (5) YEAR PERIOD AND                           PRESENT
            OF THE COMPANY                                      OTHER DIRECTORSHIPS                          TERM EXPIRES
            --------------                                      -------------------                          ------------
John F. McCaughan, 58                     Chairman of the Board, 1994 to present; Chairman of the Board          1994
Director, 1972 to present                 and Chief Executive Officer, 1982 to 1987 and 1989 to 1994;
                                          Chairman of the Board, President and Chief Executive Officer,
                                          1987 to 1989; Director, Independence Capital Group, 1989 to
                                          1992; Director, Philadelphia Suburban Corporation, 1984 to
                                          present; Director, Penn Mutual Life Insurance Company, 1993 to
                                          present; Chairman, YMCA, Philadelphia and vicinity, 1991 to present.

Theodore B. Palmer, 3rd, 69               President and Chief Executive Officer, Yarway Corporation, 1977        1994
Director, 1985 to present                 to 1986, and Director, 1969 to 1986; Director, Rorer Group,
                                          Inc., 1982 to 1990; Director, The West Company, Inc., 1980 to
                                          1990; Director, Envirite Corporation, 1975 to 1984 and 1987 to
                                          present; Director, The Provident Mutual Life Insurance Company
                                          of Philadelphia, 1980 to present.

John R. Quarles, 58 (1)                   Partner, Morgan, Lewis and Bockius, Attorneys at Law, 1977 to          1994
Director, 1992 to present                 present; Director, Environmental Law Institute, 1988 to
                                          present.

                                                              POSITION OR OFFICE WITH
                                                               THE COMPANY, BUSINESS
        NAME, AGE AND PERIODS                                 EXPERIENCE DURING PAST
         SERVED AS A DIRECTOR                                FIVE (5) YEAR PERIOD AND                           PRESENT
            OF THE COMPANY                                      OTHER DIRECTORSHIPS                          TERM EXPIRES
            --------------                                      -------------------                          ------------
Robert L. Yohe, 57                        Vice Chairman, Olin Corporation, 1993 to 1994, and Director,           1994
Director, 1991 to present                 Olin, since 1990; Executive Vice President, 1987 to 1993;
                                          President, Chemicals Group, 1985 to 1991; Director of the
                                          Southwestern Area Commerce and Industry Association of
                                          Connecticut, since 1991; Director, Connecticut Business &
                                          Industry Association, since 1992; Director, the Connecticut
                                          Business for Education Coalition, Inc., since 1991; and serves on the Commission of Educational Excellence for Connecticut;
                                          Trustee of Lafayette College since 1992.
                                                   CONTINUING DIRECTORS
                                                   --------------------
Carolyn S. Burger, 53                     President and Chief Executive Officer, Bell Atlantic-Delaware,         1995
Director, 1993 to present                 Inc., 1991 to present, and Director, 1989 to present; Vice
                                          President, Secretary and Treasurer, Bell Atlantic Corporation,
                                          1988 to 1991; Director, Wilmington Trust Corporation, 1992 to
                                          present; Director, Delaware State Chamber of Commerce, 1991 to
                                          present; Director, The Philadelphia Orchestra Association, 1988
                                          to present; Director, The Balch Institute for Ethnic Studies,
                                          1985 to present; Director, Delaware Community Foundation, 1991 to present; Director, Medical Center of Delaware, 1992 to
                                          present.

George A. Butler, 65                      President, CoreStates Financial Corp, 1990 to 1991; Chairman,          1995
Director, 1988 to present                 First Pennsylvania Bank, 1979 to 1990; Director, CoreStates
                                          Financial Group, 1990 to present; Director, Pierce-Phelps,
                                          Inc., 1977 to present; Director, General Accident Insurance
                                          Company of America, 1974 to present; Director, First
                                          Pennsylvania Bank, 1974 to present; Director, First
                                          Pennsylvania Corporation, 1974 to 1990; Director, Federal
                                          Reserve Bank of Philadelphia, 1986 to 1990.

John A. Miller, 66                        Chairman, Executive Committee, Provident Mutual Life Insurance         1995
Director, 1986 to present                 Company of Philadelphia, 1991 to present, Chairman of the
                                          Board, 1984 to 1992, and Chief Executive Officer, 1978 to 1991;
                                          Director, CoreStates Financial Corp. and CoreStates Bank, N.A.,
                                          1977 to present; Director, Greater Philadelphia Chamber of
                                          Commerce, 1977 to 1991; Chairman, Greater Philadelphia First
                                          Corporation, 1987, and Director, 1984 to 1992; Director, Bryn
                                          Mawr Hospital, 1990 to present; Chairman, Insurance Federation of Pennsylvania, 1988 and 1991, and Director, 1986 to 1992;
                                          Chairman of the Board, Guarantee Reassurance Corp., 1992 to
                                          present.

                                                              POSITION OR OFFICE WITH
                                                               THE COMPANY, BUSINESS
        NAME, AGE AND PERIODS                                 EXPERIENCE DURING PAST
         SERVED AS A DIRECTOR                                FIVE (5) YEAR PERIOD AND                           PRESENT
            OF THE COMPANY                                      OTHER DIRECTORSHIPS                          TERM EXPIRES
            --------------                                      -------------------                          ------------
Geoffrey Stengel, Jr., 50                 President and Director, Envirite Corporation, 1983 to present;         1995
Director, 1987 to present                 President, Hazardous Waste Treatment Council, 1986 to 1987;
                                          Chairman, Hazardous Waste Treatment Council, 1987 to 1988;
                                          Chairman, Board of Trustees, The Shipley School, 1987 to 1989.

John W. Boyer, Jr., 65                    Director, Philadelphia Suburban Corporation, 1981 to present,          1996
Director, 1981 to present                 Chairman, 1992 to 1993, Chairman and President, 1981 to 1992;
                                          Trustee, Eastern College, and Chairman of Finance Committee,
                                          1985 to present, Distinguished Visiting Professor of Finance,
                                          1993 to present; Director, Gilbert Associates, Inc., 1984 to present.

Patrick F. Brennan, 62                    President, Chief Executive Officer and Chief Operating Officer,        1996
Director, 1992 to present                 Consolidated Papers, Inc., 1993 to present, President and Chief
                                          Operating Officer, 1988 to 1993, Director, 1987 to present, and
                                          Executive Vice President, 1987 to 1988; Director, Northland
                                          Cranberries, Inc., 1989 to present; Director, Wisconsin
                                          Manufacturers & Commerce, 1990 to present.

William R. Cook, 50                       President and Chief Executive Officer, 1994 to present;                1996
Director, 1989 to present                 President and Chief Operating Officer, 1989 to 1994; President,
                                          Industrial Division, 1989 to 1990; Senior Vice President, 1988
                                          to 1989; Chairman, Betz Process Chemicals, Inc. and Betz Energy
                                          Chemicals, Inc., 1991 to present; Chairman, Betz Entec, Inc.,
                                          1987 to 1991 and 1992 to present; Chairman, Betz PaperChem,
                                          Inc. 1988 to 1989 and 1990 to present.

John A. H. Shober, 60                     Vice Chairman of the Board of Directors, Penn Virginia Corp.,          1996
Director, 1987 to present                 1992 to present; President, Chief Executive Officer and
                                          Director, 1989 to 1992; and President, Chief Operating Officer
                                          and Director, 1978 to 1989; Director, MIBRAG GmbH, 1994 to
                                          present; Director, Germantown Savings Bank, 1992 to present;
                                          Director, Ensign-Bickford Industries, Inc., 1990 to present;
                                          Director, AirGas, Inc., 1990 to present; Board of Managers,
                                          Pennsylvania Hospital, 1977 to present; Board of Trustees,
                                          Eisenhower Exchange Fellowships, Inc., 1989 to present;
                                          Director, YMCA of Philadelphia and vicinity, 1992 to present.

- ---------
(1) Mr. Quarles is a partner in the law firm of Morgan, Lewis and Bockius, Philadelphia, PA, which was retained by the Company during 1993 to provide legal services on one matter.

                              EXECUTIVE OFFICERS
                              ------------------
                                                                  POSITION OR OFFICE WITH
                                                                   THE COMPANY, BUSINESS
                                                                   EXPERIENCE DURING PAST
                                                                  FIVE (5) YEAR PERIOD AND
                                                                    OTHER DIRECTORSHIPS
                                                                    -------------------
William C. Brafford, 61            Vice President, Secretary and General Counsel, 1980 to present.

Dennis L. Holland, 47              Senior Vice President, 1990 to present; President, Water Management Group, 1990 to present; President, Betz PaperChem, Inc., 1988-1990; Chairman, Betz PaperChem, Inc.
                                   1990.

Dr. Hillel Lieberman, 52           Senior Vice President, 1988 to present and Operations Management of Corporate
                                   Functions; Chairman, Betz Inc.,  1986 to 1990; Vice President, Research and
                                   Development, 1981 to 1988; Chairman, Betz Analytical Services Division, 1988 to 1993;
                                   Chairman, Betz Equipment Systems Division, 1989 to 1993.

Andrew J. Miciotto, 53             Vice President, Marketing, Industrial Division, 1990 to 1993; Vice President,
                                   Operations, Betz Europe, Inc., 1989 to 1990; Assistant Vice President, Industrial
                                   Division, 1988 to 1989.

B. C. Moore, 56                    Senior Vice President, 1988 to present; President, Industrial Division, 1987 to 1989.

Larry V. Rankin, 50                Senior Vice President, 1988 to present; Chairman, Betz Inc., 1990 to present;
                                   Chairman, Betz International, Inc. and Betz Europe, Inc., 1987 to present.

R. Dale Voncanon, 60               Vice President--Finance and Treasurer, 1988 to present.


OWNERSHIP OF COMPANY SHARES

    Set forth below is certain information regarding beneficial ownership of the Company's Common Shares by owners of more than 5% of such shares.

                                           NAME AND ADDRESS OF                    AMOUNT AND NATURE         PERCENT OF
TITLE OF CLASS                               BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP  CLASS OUTSTANDING
- ----------                                 --------------------                     -------------           ---------
Common Stock                 Scudder, Stevens & Clark, Inc.                           1,549,444                5.5%
                             345 Park Avenue
                             New York, New York 10154

Common Stock                 The State Teachers Retirement                            1,466,400                5.2%
                               System of Ohio
                             275 East Broad Street
                             Columbus, Ohio 43215


    The Company is not aware of any other person or group which is the beneficial owner of more than 5% of the Company's Common Shares or Preferred Shares.

    Set forth below is certain information regarding beneficial ownership of the Company's shares by each Director and nominee and for all Directors and executive officers of the Company as a group as of February 11, 1994. Unless otherwise indicated in the footnotes to this table, each individual exercises sole voting and investment power over all Common Shares and Preferred Shares set forth opposite his or her name.

                                                                     PERCENT OF                               PERCENT OF
                                             COMMON SHARES(1)     CLASS OUTSTANDING    PREFERRED SHARES    CLASS OUTSTANDING
                                            ------------------    -----------------    ----------------    -----------------
John W. Boyer, Jr.........................        1,000             less than 1%                             less than 1%
Patrick F. Brennan........................          500             less than 1%                             less than 1%
Carolyn S. Burger.........................          100(2)          less than 1%                             less than 1%
George A. Butler..........................        1,800             less than 1%                             less than 1%
William R. Cook...........................       15,100             less than 1%              150            less than 1%
John F. McCaughan.........................       79,149(3)          less than 1%              151            less than 1%
John A. Miller............................        2,200             less than 1%                             less than 1%
Theodore B. Palmer, 3rd...................        3,000             less than 1%                             less than 1%
John R. Quarles...........................        1,500(4)          less than 1%                             less than 1%
John A.H. Shober..........................        2,500             less than 1%                             less than 1%
Geoffrey Stengel, Jr......................          500             less than 1%                             less than 1%
Robert L. Yohe............................        1,000             less than 1%                             less than 1%
All executive officers and Directors as a
  Group (19 persons)......................      205,762             less than 1%            1,326            less than 1%

- ---------
(1) The numbers shown include shares granted subject to forfeiture and restrictions on transfer pursuant to the Company's
    Employee Stock Incentive Plan over which the persons named have voting power as follows: Mr. McCaughan, 10,949 shares and Mr. Cook, 5,571 shares; all Directors and executive officers as a group (19 persons), 41,822 shares. Also included is each person's respective interest in certain shares held by the Trustee of the Company's Employee Stock Ownership
    and 401(k) Plan over which such persons have voting and investment power: Mr. McCaughan, 9,242 shares; and Mr. Cook,
    639 shares; all Directors and executive officers as a group (19 persons) 28,593 shares. Not included are shares which may be acquired upon the exercise of stock options granted under the Betz Laboratories, Inc. Stock Option Plan of 1981 and the Betz Laboratories, Inc. Stock Option Plan of 1987 over which the named individuals have neither voting nor investment power until exercise of the options: Mr. McCaughan, 120,314 shares and Mr. Cook, 43,613 shares; all Directors and executive officers as a group (19 persons), 312,844 shares.
                                           7

(2) Ms. Burger filed her initial ownership report (Form 3) with the Securities and Exchange Commission after its due date because of uncertainty whether such report was required to be filed if she owned no Company stock at the time of her election as Director.
(3) Does not include 200 shares held by Mr. McCaughan's wife for herself or as a trustee, 600 shares held by his daughter for herself, nor 280 shares held by his mother with respect to which Mr. McCaughan disclaims beneficial ownership.
(4) Mr. Quarles filed a Form 4 report with the Securities and Exchange Commission after its due date disclosing the purchase of 500 shares of the Company's common stock.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid, accrued or set aside by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, as determined by salary earned during 1993.

                                                                                     LONG TERM COMPENSATION
                                                                              -------------------------------------
                                            ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                               ---------------------------------------------  -----------------------  ------------
             (A)                (B)        (C)          (D)          (E)           (F)         (G)         (H)           (I)
                                                                    OTHER                                                ALL
                                                                   ANNUAL      RESTRICTED                               OTHER
                                                                   COMPEN-       STOCK                    LTIP         COMPEN-
          NAME AND                                                 SATION       AWARD(S)     OPTIONS     PAYOUTS       SATION
     PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS($)(1)    ($)(2)        ($)(3)        (#)        ($)(4)       ($)(5)
          --------             ------  -----------  -----------  -----------  -------------  --------  ------------  -----------
John F. McCaughan,
  Chairman...................    1993     $471,016         -0-        --         $298,394      23,071        --          $6,237
                                 1992      453,000     135,900        --               -0-     21,819        --          $8,484
                                 1991      425,000     255,000        --               -0-     14,081        --              --
William R. Cook,
  President and C.E.O........    1993     $315,016         -0-        --          $161,548     11,585        --          $6,237
                                 1992      295,000      88,500        --               -0-     10,669        --          $8,484
                                 1991      273,000     163,800        --               -0-      7,545        --              --
Dr. Hillel Lieberman,
  Senior Vice Pres...........    1993     $210,000         -0-        --          $ 82,353     16,744        --          $6,237
                                 1992      199,000      49,750        --               -0-        -0-        --          $8,484
                                 1991      187,000      93,500        --               -0-        -0-        --              --
Dennis L. Holland,
  Senior Vice Pres...........    1993     $210,000         -0-        --          $ 82,353     16,744        --          $6,237
                                 1992      199,000      49,750        --               -0-        -0-        --          $8,484
                                 1991      187,000      89,760        --               -0-        -0-        --              --
Larry V. Rankin,
  Senior Vice Pres...........    1993     $208,000         -0-        --          $ 81,564     16,584        --          $6,237
                                 1992      199,000      49,750        --               -0-        -0-        --          $8,484
                                 1991      187,000      93,500        --               -0-        -0-        --              --

- ---------
(1) Reflects bonus earned in year indicated, but paid the following year.
                                      8

(2) The aggregate of other annual compensation of each of the named executive officers does not exceed the lesser of $50,000 or 10% of his total annual salary and bonus, and therefore is not reportable in column (e).
(3) The aggregate number of shares and value of restricted stock held as of 12/31/93 pursuant to the Company's Employee Stock Incentive Plan by each of the above individuals is: John F. McCaughan, 10,949 shares, $480,357; William R. Cook, 5,571 shares, $244,428; Dr. Hillel Lieberman, 3,962 shares, $173,833; Dennis L. Holland, 3,832 shares, $168,129; and Larry V. Rankin, 3,944 shares, $173,043. The value is the closing price for the Company common stock as reported by the New York Stock Exchange on December 31, 1993 ($43.875) multiplied by aggregate number of shares. Shares granted vest in equal increments in the third, fourth and fifth years from date of grant.
(4) The Company has no Long Term Investment Plan ("LTIP").
(5) Consists of $3,988 in participant allocations and $2,249 in Company matching contributions, each in the form of Preferred Shares, pursuant to the Company's Employee Stock Ownership and 401k Plan.

STOCK OPTION GRANTS DURING 1993

    The following table sets forth the number, exercise price, expiration date of stock options and their potential realizable values based on assumed annual compounded rates of stock price appreciation granted during 1993 pursuant to the Company's Stock Option Plan of 1987.

                                                                                                             POTENTIAL
                                                                                                         REALIZABLE VALUE
                                                                                                         AT ASSUMED ANNUAL
                                                                                                       RATES OF STOCK PRICE
                                                                                                           APPRECIATION
                                           INDIVIDUAL GRANTS                                              FOR OPTION TERM
         --------------------------------------------------------------------------------------    -----------------------------
                   (A)                          (B)           (C)          (D)          (E)            (F)             (G)
                                                             % OF
                                                             TOTAL
                                                           OPTIONS/
                                                             SARS
                                                          GRANTED TO                 EXPIRATION
                                              OPTIONS      EMPLOYEES     EXERCISE       DATE
                                              GRANTED      IN FISCAL     OR BASE     OF OPTION
                   NAME                         (#)         YEAR(1)       PRICE         TERM         5% ($)          10% ($)
                   ---                        --------    -----------    --------    ----------    -----------    --------------
John F. McCaughan,
  Chairman................................     23,071        3.77%       $59.00        1/29/03      $856,044        $2,169,385

William R. Cook,
  President and C.E.O.....................     11,585        1.89%       $59.00        1/29/03      $429,859        $1,089,347

Dr. Hillel Lieberman,
  Senior Vice President...................      8,898        1.45%       $59.00        1/29/03      $330,158         $836,686
                                                7,846        1.28%       $43.625      12/17/03      $215,259         $545,509

Dennis L. Holland,
  Senior Vice President...................      8,898        1.45%       $59.00        1/29/03      $330,158         $836,686
                                                7,846        1.28%       $43.625      12/17/03      $215,259         $545,509

Larry V. Rankin,
  Senior Vice President...................      8,813        1.44%       $59.00        1/29/03      $327,004         $828,693
                                                7,771        1.27%       $43.625      12/17/03      $213,201         $540,294

- ---------
(1) No stock appreciation rights are granted pursuant to the Company's Stock Option Plan of 1987.


STOCK OPTION EXERCISES DURING 1993 AND YEAR END OPTION VALUES

    The following table sets forth information related to aggregated stock options exercised by the named executive officers of the Company during 1993 and the number and value of stock options held at year end. The Company does not have any outstanding stock appreciation rights.

 AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR END OPTION VALUES
- ------------------------------------------------------------------------------
                  (A)                             (B)                 (C)                (D)                    (E)
                                                                                      NUMBER OF               VALUE OF
                                                                                     UNEXERCISED            UNEXERCISED
                                                                                      OPTIONS AT             OPTIONS AT
                                                                                      FY-END (#)           FY-END ($)(2)
                                                                                   ----------------    ----------------------
                                            SHARES ACQUIRED          VALUE           EXERCISABLE/           EXERCISABLE/
                  NAME                      ON EXERCISE (#)     REALIZED ($)(1)     UNEXERCISABLE          UNEXERCISABLE
                  ---                       ----------------    ---------------    ----------------    ----------------------
John F. McCaughan,
  Chairman..............................            --                  --          97,660/22,654          $1,063,243/-0-
William R. Cook,
  President and C.E.O...................            --                  --          32,332/11,281           $147,873/-0-
Dr. Hillel Lieberman,
  Senior Vice President.................            --                  --           11,513/5,231            $654/1,308
Dennis L. Holland,
  Senior Vice President.................         10,000            $391,700          21,698/5,231          $35,028/1,308
Larry V. Rankin,
  Senior Vice President.................            --                  --           22,267/5,181          $37,314/1,295

- ---------
(1) Value realized is the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1993 was
    $43.875. Value is the difference between the option exercise price and $43.875 multiplied by the number of shares of
    Common Stock underlying the option.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

    Betz' executive compensation program is based on two objectives:

     * Provide a strong and direct link between Company performance and executive pay.

     * Position executive pay levels at the median (i.e., 50th percentile) of a peer group of specialty chemical companies and a broad cross-section of U.S. companies of comparable size.

       Betz has been tracking its executive pay levels and performance versus a comparable group of specialty chemical companies since 1987. This group, which has operating and market characteristics similar to Betz', includes 11 specialty chemical companies. This is the same peer group used in the performance graph included in this Proxy Statement. Betz' size (annual revenues) is at about the median of the group.

       In recent years, Betz has generally performed in the top 25% of these specialty chemical companies on both financial measures (i.e., Return on Assets and Earnings per Share Increase) and stock market measures

       (i.e., Total Return to Shareholders), as indicated in the performance graph. However, performance in 1993 declined from historically high levels.

     * Pay is sufficiently variable so that performance in the top 25% will result in top 25% total compensation, and below average performance levels will result in below average total compensation.

EXECUTIVE COMPENSATION COMPONENTS

     * Betz' executive compensation program has three components: Base salary, annual bonus, and long-term incentives. All components combined are intended to attract, retain and motivate executives to high performance.

       -- Base Salary. Base salaries are set by periodic comparison to external rates of pay for comparable positions within the peer group and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in the peer group and a relevant broad cross-section of U.S. companies, individual performance and potential and/or changes in duties and responsibilities. Actual salaries may range from 4% below to 12% above targeted salary levels.

       -- Annual Bonus. Betz' annual bonus measures the Company's financial performance based on operating earnings growth. Payouts will vary depending on the actual level of operating earnings growth achieved over the previous calendar year. Annual bonus opportunities are targeted to be at the 50th percentile of the peer group when performance is at the 50th percentile, at the top quartile of the peer group when performance is in the top quartile, and at or below the bottom quartile of the peer group when performance is in the bottom quartile. If the annual minimum target is not met, no bonus is payable.

       -- Long-term Incentives. Long-term incentive gains under the Betz Stock
          Option and Restricted Stock Plans reflect Betz' stock market performance. Potential gain opportunities vary based on total return to shareholders. Stock options are typically granted annually, while restricted stock awards are generally granted every three years. Awards are targeted to provide annual gain opportunities at the 50th percentile of the peer group and a relevant broad cross-section of U.S. companies.

    The Committee has reviewed the new Internal Revenue Code provisions which place a limit on deductions for compensation above $1,000,000. Although no executive officer received compensation exceeding this limit in 1993, the Committee adopted guidelines several years ago which meet the requirements and qualify Betz' annual bonus and stock option plans as performance based. The value of the incentive stock program increases with increase in stock market performance. However, the plan does not technically qualify as a performance-based plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Pay Positioning: Betz' policy is to set the Chief Executive Officer's target pay levels at average (median) Chief Executive Officer pay levels for the specialty chemical group after adjusting for Betz' size. Recent analysis of total compensation levels for Chief Executive Officers within the specialty chemical companies indicates that Betz' Chief Executive Officer's total compensation is actually between the 25th and 50th percentiles. The Committee decided not to adjust for this discrepancy in 1993 but agreed to continue to monitor specialty chemical company pay levels and Betz' earnings per share, return on assets and total return to shareholders performance as the basis for any future adjustments.

    Pay Mix: Betz' Chief Executive Officer's actual compensation is highly variable because it is based on actual performance in a given calendar year. In fact, over half of his potential compensation is not assured because it is provided through the annual bonus plan and long-term incentive opportunities.

    Determination of Specific Compensation Levels in 1993:

     * Base salary: The Chief Executive Officer's salary increase at 1/1/93 was 4.0% based on competitive increases in the peer group and a broad cross-section of U.S. industry.

     * Annual bonus: In 1993, Betz' operating income performance was below target. The Chief Executive Officer earned no bonus because the Betz operating income threshold was not reached.

     * Long-term incentives: Stock option and restricted stock grants were made at levels that provide average gain opportunity in the comparable specialty chemical group for average stock market performance. In determining the size of the grant, the Committee also considered the competitiveness of the Chief Executive Officer's gain opportunities in the context of the competitiveness of his total compensation package.

    This report is submitted by the Executive Compensation and Employee Benefits Committee consisting of the following outside members of the Board:

        Theodore B. Palmer, 3rd, Chairman
        Patrick F. Brennan
        George A. Butler
        Geoffrey Stengel, Jr.
        Robert L. Yohe

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ending December 31, 1993 with the cumulative total return on the S&P 500 Index and an eleven company peer group comprised of Chemed Corporation, Ecolab Inc., HB Fuller Company, Loctite Corporation, Millipore Corporation, NCH Corporation, Nalco Chemical Company, Pall Corporation, Petrolite Corporation, Quaker Chemical Corporation and Sigma Aldrich Corporation. The comparison assumes that $100.00 was invested on December 31, 1988 in the Company's Common Stock, the S&P 500 Index and the identified peer group and assumes the reinvestment of dividends.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             BETZ LABORATORIES, INC., S&P 500 INDEX & PEER GROUP

                        GRAPH HERE ON PRINTED PROXY

    The historical trends depicted on the graph above provide no assurance that such stock performance will continue in the future. The Company makes no representation or predictions as to the future stock performance.

              ESTIMATED ANNUAL BENEFITS UNDER FINAL PAY FORMULA

PENSION PLAN TABLE

    The Company's Employee Retirement Plan (the "Plan") was established in 1953. The Plan, which is noncontributory, presently covers all U.S. employees of the Company and its domestic subsidiaries who meet the Plan's eligibility requirements. Upon retirement, eligible employees are entitled to receive retirement payments in accordance with one of several optional forms of payment.

    The Plan, as amended, provides an annual retirement benefit in an amount determined by multiplying the participant's final average earnings (defined as the highest 3 consecutive years of service) by 1.2% for each of the participant's first thirty-five (35) years of service and adding to that an amount determined by multiplying the participant's final average earnings in excess of covered compensation (defined as an accumulated average of Social Security wage bases) by .6% for each of the participant's first thirty-five years of service.

    The amount of the estimated retirement income will be reduced for early retires and for vested terminated employees not working to normal retirement age to conform to the maximum benefit limitations imposed by the Employee Retirement Income Security Act of 1974. The Betz Laboratories, Inc. Benefit Restoration Plan ("Benefit Restoration Plan") restores any benefits reduced by the maximum benefit limitations of ERISA. Benefits under the Retirement Plan are computed on a straight line annuity basis. As of February 11, 1994, the following individuals have the respective years of credited service for Retirement Plan purposes set forth after their names: Mr. McCaughan, 34; Mr. Cook, 22; Dr. Lieberman, 28; Mr. Holland, 18; and Mr. Rankin, 24.

    The following table shows the estimated annual benefits payable under the Plan and Benefit Restoration Plan to eligible employees retiring in 1993 at normal retirement age in the stated salary classifications.

                                                            YEAR OF PARTICIPATION IN PLAN
      FINAL AVERAGE          --------------------------------------------------------------------------------------------
         EARNINGS                15                  20                  25                  30                   35
      --------------         -----------         -----------         -----------         -----------          -----------
          $200,000              $ 51,956            $ 69,274            $ 86,593            $103,911             $121,230
           250,000                65,456              87,274             109,093             130,911              152,730
           300,000                78,956             105,274             131,593             157,911              184,230
           400,000               105,956             141,274             176,593             211,911              247,230
           500,000               132,956             177,274             221,593             265,911              310,230


REMUNERATION OF DIRECTORS

    Each Director who is not an employee of the Company is paid a retainer of $18,000 per annum as compensation for Board Committee assignments and meetings and a fee of $1,500 for each Board Meeting attended. Each Committee Chairman is paid a fee of $750 and each member is paid a fee of $500 for each committee meeting attended. Each Director who is an employee of the Company or a subsidiary is paid a fee of $300 for each Board meeting attended.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment contracts with each of the named executive officers of the Company. Such agreements provide for the employment of each named executive officer for a period of five (5) years, unless sooner terminated by death, disability or termination for cause. Employment also may be terminated by the Board of Directors of the Company ("Board") in its sole discretion upon two years advance written notice to the employee. If, during such notice period, the Board does not elect to continue the employee in his
present   capacity,   the   Company   agrees   to   pay   the   employee   the
cash equivalent of his salary which would have been earned during the notice period, together with stock under the Company's Employee Stock Incentive Plan and bonus which would have been payable had the employee continued in his present capacity for the full term of the termination notice.

    The agreements further set forth certain covenants whereby the employee agrees, both during and after his employment, to protect and not divulge the Company's proprietary and confidential information and agrees that during his employment and for eighteen (18) months after termination of active employment, he shall not work for or substantially invest in a competitor, except if employee's employment is terminated as a result of the acquisition of all or substantially all of the stock or assets of the Company, in which case the employee's employment opportunities are not so restricted, and the employee may elect to receive his severance salary and bonus in a lump sum at the time active employment is terminated.

             RELATIONSHIP WITH INDEPENDENT AUDITORS (PROPOSAL 2)

    The Board, on the recommendation of the Company's Audit Committee, has nominated Ernst & Young as independent auditors for the year ending December 31, 1994. Ernst & Young has been the Company's independent auditors since the Company's first public offering of its securities in 1965. Although not required, the Board has determined that it is desirable to have the Company's auditors elected by the Shareholders of the Company. In the event Ernst & Young is not elected, the Board would reconsider its choice. Representatives of Ernst & Young are expected to be present at the Meeting and will be accorded an opportunity to make a statement should they so desire and are expected to be able to respond to appropriate questions from Shareholders.

                         VOTE REQUIRED FOR APPROVAL

    Matters submitted to Shareholders of record are decided by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at a meeting at which a quorum is present, though such majority may be less than a majority of all the shares entitled to vote. Under applicable Pennsylvania law, if a quorum is present with respect to a specific matter, such matter will be authorized upon receiving approval by a majority of the votes cast on such matter and for such purposes an abstention, broker non-vote or the specific direction not to cast any vote on any specific matter will not constitute the casting of a vote on such matter.


                                OTHER MATTERS

SHAREHOLDER PROPOSALS

    Under the Securities and Exchange Commission rules certain Shareholder proposals may be included in the Company's Proxy Statement. Any such proposal for the 1995 Annual Meeting must be received by the Company not later than November 10, 1994. All proposals should be submitted to William C. Brafford, Secretary, Betz Laboratories, Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053.

    The Board knows of no other matters which will be brought before the Meeting by any person other than those matters set forth in the attached Notice of Annual Meeting of Shareholders. If, however, any other matter shall properly come before the Meeting or any adjournment thereof, the persons named in the Proxy will vote thereon in accordance with their best judgment.

                                                   William C. Brafford
                                                            Secretary

Dated: March 11, 1994

                     (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    [LOGO]

                                NOTICE OF 1994
                                ANNUAL MEETING
                                     AND
      [LOGO]                        PROXY
                                  STATEMENT

- ------------------------------------------------------------------------------


                           BETZ LABORATORIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 14, 1994

    The undersigned hereby appoints John W. Boyer, Jr., William R. Cook and John A. H. Shober, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Betz Laboratories, Inc. (the "Company").


                        (TO BE SIGNED ON REVERSE SIDE)
- ------------------------------------------------------------------------------
[X] Please mark your
    votes as in this
    example.

THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1 THROUGH 3 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

1. To elect the   FOR     WITHHELD    2. To elect Ernst &      FOR   AGAINST   ABSTAIN   3. To transact such other business
   following      [ ]       [ ]          Young as the          [ ]     [ ]       [ ]        as may properly come before the
   nominees, as                          Company's                                          annual meeting or any
   set forth in                          independent auditors                               adjournment thereof.
   the proxy                             for 1994.
   statement:

John F. McCaughan, Theodore B. Palmer, 3rd, John R. Quarles and Robert L. Yohe.

Instructions: To withhold authority to vote for any individual nominee, place an "X" in the box on the left and strike a line through the nominee's name listed above.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)__________________________________________________DATE____________

NOTE: Please sign exactly as name appears hereon. Executors, Administrators,
      Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.
- ------------------------------------------------------------------------------

                           BETZ LABORATORIES, INC.

          INSTRUCTION CARD FOR THE ANNUAL MEETING ON APRIL 14, 1994

    The undersigned hereby instructs American Stock Transfer & Trust Company to vote as designated below all the preferred and common shares of Betz Laboratories, Inc. (the "Company") entitled to be voted by the undersigned under the Company's Employee Stock Ownership and 401(k) Plan.


                        (TO BE SIGNED ON REVERSE SIDE)
- ------------------------------------------------------------------------------
[X] Please mark your
    votes as in this
    example.

THE SHARES REPRESENTED BY THIS INSTRUCTION CARD WILL BE VOTED FOR PROPOSALS 1 THROUGH 3 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

1. To elect the   FOR     WITHHELD    2. To elect Ernst &      FOR   AGAINST   ABSTAIN   3. To transact such other business
   following      [ ]       [ ]          Young as the          [ ]     [ ]       [ ]        as may properly come before the
   nominees, as                          Company's                                          annual meeting or any
   set forth in                          independent auditors                               adjournment thereof.
   the proxy                             for 1994.
   statement:

John F. McCaughan, Theodore B. Palmer, 3rd, John R. Quarles and Robert L. Yohe.

Instructions: To withhold authority to vote for any individual nominee, place an "X" in the box on the left and strike a line through the nominee's name listed above.



PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)__________________________________________________DATE____________

NOTE: Please sign exactly as name appears hereon. Executors, Administrators,
      Trustees, etc. should so indicate when signing, giving full title as such.
- ------------------------------------------------------------------------------